AGREEMENT

         THIS AGREEMENT (the "Agreement") is effective as of October 23rd, 2003, by and between eAUTOCLAIMS.COM, INC., a Nevada corporation ("eAutoclaims"), GOVERNORS ROAD, LLC, ("Governors Road", (the "Purchaser"). EAutoclaims, the Purchaser and the Shareholders (as defined below)are herein collectively called the "Parties".

                                R E C I T A L S:

         WHEREAS, eAutoclaims and Governors Road entered into that certain Securities Purchase Agreement dated as of June 27, 2000 (the "Purchase Agreement"); and

         WHEREAS, eAutoclaims entered into that certain Security Agreement dated as of August 25, 2000 (the "Security Agreement"); and

         WHEREAS, in accordance with the terms set forth in the Purchase Agreement, eAutoclaims has issued shares of its Series A Convertible Preferred Stock ("Preferred Stock") and Purchasers' Warrants ("Purchaser Warrants") and Agent Warrants ("Agent Warrants") upon each funding under the Purchase Agreement; and

         WHEREAS, as further required under the Purchase Agreement, eAutoclaims entered into a Registration Rights Agreement dated as of August 25, 2000 pursuant to which eAutoclaims is obligated to register shares of its common stock underlying the Preferred Stock, the Purchaser Warrants, and Agent's Warrants ("Registration Agreement"); and

         WHEREAS, Governors Road is currently the only holder of the outstanding Preferred Stock and Dominion Capital Fund Limited, Southshore Capital Fund Ltd, Southridge Capital Management LLC, Sovereign Partners LP, and Greenfield Investment Consultants, LLC (the "Shareholders") may have been or currently may be shareholders of eAutoclaims equity securities; and

         WHEREAS, the Parties desire to amend certain terms of the Purchase Agreement, the Security Agreement, the Registration Agreement, the Purchaser Warrants, and the Agent Warrants (such agreements are collectively referred to as the "Preferred Stock Agreements"); and

         WHEREAS, the Parties previously entered into that certain Master Modification Agreement effective January 12, 2001, and a Letter Agreement effective April 27, 2001 and a Restated Master Modification Agreement and Addendum thereto effective May, 2001, which modified in certain respects the Preferred Stock Agreements and certain other matters relating to eAutoclaims equity securities; and

         WHEREAS, the purpose of this Agreement is to set forth and restate in one document the current arrangements and understandings by and among eAutoclaims, the Purchaser and the Shareholders as it relates to the Preferred Stock and certain other matters relating to eAutoclaims; and

         WHEREAS, the Parties desire to set forth their agreements with respect to the modification of certain provisions included in the Preferred Stock Agreements.

                              A G R E E M E N T S:

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         1. Amendment to Certificate of Designation. The Purchaser, as sole shareholder of the Preferred Stock, and eAutoclaims agree to restate the Certificate of Designation, Rights, Preferences and Limitations for the Series A Preferred Stock in accordance with the terms and provisions of the Amendment to Certification of Designations, Rights, Preferences and Limitations set forth on Exhibit "A", the terms of which are incorporated herein by reference ("Restated Certificate of Designation"). Promptly upon execution of this Agreement by all Parties, eAutoclaims shall cause same to be authorized by all necessary corporate action, and the Restated Certificate of Designation to be filed in the public records for the State of Nevada.

         2. Confirmation of Holdings of eAutoclaims Equity Securities. Exhibit "B" attached hereto, the terms of which are incorporated herein by reference, sets forth a true and accurate listing of all eAutoclaims equity securities currently owned directly or held beneficially for the Purchaser and Shareholders in street name or other third-party accounts.

         3. Amendment to Securities Purchase Agreement. The following provisions of the Securities Purchase Agreement originally entered into as of June 27, 2000,

           (i) are deleted and of no further force and effect:

              o  Section 3.5 Redemption.

              o  Section 3.6 Collateral.

              o  Section 7 Negative Covenants.

              o  Section 9.1(j).

          (ii) are amended as follows:

              o Section 10.11. It is agreed among the Parties that in the event a dispute arises among eAutoclaims and the Purchaser to this Agreement that the form, choice and law and exclusive venue for any such dispute shall be a court of competent jurisdiction in the State of New York, located in New York County Each party hereby waives all right to a trial by jury in the adjudication of any such dispute.

         4. Termination of Security Agreement. To the extent relevant to the rights, obligations or interests of the Purchaser the terms and conditions of the Security Agreement are terminated and are of no further force and effect.

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

         5. Modification of Registration Rights Agreement. So long as eAutoclaims is not in default under this Agreement and otherwise complies with its obligations pursuant to the attached Certificate of Designation, then the mandatory registration rights provisions of Section 2.1 of the Registration Rights Agreement are waived. Notwithstanding the foregoing, eAutoclaims agrees that the piggyback registration rights granted in the Registration Rights Agreement shall remain in full force and effect. In the event that the Purchaser or Shareholders may resell all of their eAutoclaims equity securities pursuant to the provisions of Rule 144(k) and provided further that eAutoclaims causes its counsel, or counsel acceptable to eAutoclaims, to provide the legal opinions for removal of restrictive legends pursuant to the provisions of Rule 144(k) within seven (7) days of the receipt of required documentation from the Purchaser or Shareholders, then eAutoclaims shall have no further obligations to register any of its equity securities on behalf of the Purchaser.

         6. Changes to Warrants. eAutoclaims agrees that the exercise price for all Purchaser Warrants and Agents Warrants, issued to the Purchaser or Shareholders, shall be set at the lower of the currently existing exercise price or $.70 per share. eAutoclaims acknowledges that the cashless exercise provisions set forth in the Purchaser Warrants and Agents Warrants shall remain in full force and effect. The Purchaser and Shareholders agree that Section 6 of each Purchaser Warrant and Agent Warrant captioned "Reclassification, Reorganization, Consolidation or Merger" is deleted in its entirety. In lieu thereof, the holder of Purchaser Warrants or Agent Warrants shall be given at least 30 days prior written notice of any consolidation or merger of eAutoclaims with or into another corporation or in the event of any sale, lease, transfer or conveyance to another corporation of all or substantially all of the property and assets of eAutoclaims. The holders of the Purchaser Warrants and Agent Warrants shall have the right to exercise such warrants (including a cashless exercise) prior to consummation of any such transaction, and to participate as a common shareholder in such transaction.

         7. Purchaser's Exclusive Right to Future Equity Line Financing Arrangements. eAutoclaims agrees that the Purchaser shall have the exclusive right as the financing source of any future equity line of credit or similar arrangements, however denominated, through June 30, 2005.

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

         8. Understandings Regarding Resales of eAutoclaims Securities. In the event that eAutoclaims elects not to make an Ordinary Optional Redemption, as defined in the Restated Certificate of Designation for the Preferred Stock ("Certificate"), then the Purchaser shall be able to convert a certain portion of the outstanding Preferred Stock on a monthly basis, as further outlined in the Certificate. If the Purchaser elects to convert such portion of Preferred Stock, Purchaser will cooperate in the event that eAutoclaims attempts to arrange Block Trades, as defined below, for the purchase of such eAutoclaims common stock held by Purchaser pursuant to such conversion. The Purchaser and eAutoclaims recognize that such cooperation is currently warranted due to the fact that eAutoclaims common stock remains thinly traded as of the date of this Agreement, and that such cooperation should facilitate the orderly liquidation of the converted common stock in the market. A block trade shall be defined as a sale of greater than 5,000 shares of eAutoclaims Common Stock in a single trade (a "Block Trade"). The Purchaser agrees to provide eAutoclaims with at least four (4) prior business days notice of any intent to resell eAutoclaims equity securities in any Block Trade. Purchaser agrees to discount the selling price of any proposed sale of eAutoclaims shares by up to ten percent (10%) for the last closing asked price on the prior trading day to assist eAutoclaims in securing and locating a buyer for such securities in a Block Trade. The Purchaser agrees to make available to eAutoclaims information on all trading activities of eAutoclaims common stock in a prompt and timely fashion (i.e. within 48-hours after any trading activity that is not previously disclosed pursuant to the terms of this Agreement). Notwithstanding the above, Purchaser shall not be restricted from selling eAutoclaims common stock received pursuant to monthly conversions in the open market, from time to time as Purchaser sees fit, in one or more trades representing a quantity of less than 5,000 shares per individual trade.

         9. Purchaser Lock-Up Arrangement. So long as eAutoclaims complies with the terms and conditions of this Agreement and the attached Certificate, then the Purchaser agrees that it shall only resell eAutoclaims common shares in accordance with the conversion provisions set forth in the attached Certificate. Only those shares, which are converted in accordance with the terms of the Certificate shall be available for resale without the prior consent of eAutoclaims.

         10. Conversion Limit. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except as specifically provided herein as an exception to this provision, , shall the Holder be entitled to convert any portion of the Preferred Stock, or shall the Company have the obligation to convert such Preferred Stock (and the Company shall not have the right to pay dividends thereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of dividends, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Preferred Stock, further agrees that if the Holder transfers or assigns any of the Preferred Stock to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were the original


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

Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of the Preferred Stock. Notwithstanding the foregoing, (i) in the event of a Reorganization of eAutoclaims, as defined in the Certificate, , or (ii) while there is outstanding a tender offer for any or all of the shares of the eAutoclaim's Common Stock, the Purchaser (or any assignee thereof) shall have the right to convert such number of Preferred Shares plus accrued interest as may be necessary to receive an additional 325,000 shares of common stock upon conversion, in excess of the number of common shares that Purchaser may then currently hold without regards to the limitations of this Section 11

         11. Conforming Amendments. Upon amendment of the Preferred Stock Agreements according to the preceding provisions of this Agreement, any other provision of any Preferred Stock Agreement that conflicts with the terms of this Agreement shall be deemed to be modified or amended to be consistent with the terms hereof. All other provisions of the Preferred Stock Agreements shall remain in full force and effect and are unmodified hereby.

         12. Successors, Assigns and Affiliates. The terms and conditions of this Agreement shall apply to successors and assigns of the Purchaser.

         13. Releases by the Parties. Effective upon the mutual execution hereof, each party hereto, for itself and on behalf of its officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges the other party, and such party's officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and assigns (collectively, the "Released Parties"), of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date hereof, that the Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Agreement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements").

         IN WITNESS WHEREOF, the parties below have executed this Agreement, effective as of the date first set forth above.



   Witness                      eAUTOCLAIMS, INC.

                                By:
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                                         Eric Seidel, President


   Witness                      GOVERNORS ROAD LLC


                                By:
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                                As:
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


    Witness                     DOMINION CAPITAL FUND LIMITED


                                By:
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                                As:
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     Witness                    SOUTHSHORE CAPITAL FUND LTD.


                                By:
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                                As:
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      Witness                   SOUTHRIDGE CAPITAL MANAGEMENT LLC

                                By:
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                                As:
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      Witness                   SOVEREIGN PARTNERS LP


                                By:
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                                As:
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      Witness                   GREENFIELD INVESTMENT CONSULTANTS LLC


                                By:
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                                As:
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